UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2004

VELOCITY EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Morningside Drive North,

Building B-Suite 300, Westport, CT 06880

(Address of principal executive offices) (zip code)

(203) 349-4160

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 28, 2004, Velocity Express Corporation, a Delaware corporation (the “Company”), issued a press release announcing the receipt on December 22, 2004 of a letter from the Nasdaq Listing Qualifications Staff, which notified the Company that its common stock will continue to be listed on the Nasdaq SmallCap Market pursuant to exceptions from the filing, proxy solicitation, annual shareholders’ meeting and bid price requirements in Nasdaq Marketplace Rules 4310(c)(14), 4350(e), 4350(g) and 4310(c)(4), respectively.

The Company failed to timely file its Form 10-K for the fiscal year ended July 3, 2004 (the “10-K”), and also failed to timely file its Form 10-Q for the first quarter of fiscal year 2005 (the “10-Q”). The Company also failed to hold its annual shareholders’ meeting for fiscal year 2003. Finally, the Company has a commitment to Nasdaq to seek, at its next shareholders’ meeting to be held no later than January 20, 2005, shareholder approval of a reverse stock split to address the Company’s deficiency in meeting its required minimum bid price. The Company discussed these matters at a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) on November 18, 2004.

The Panel has granted the Company temporary exceptions to its listing requirements subject to the Company meeting certain conditions. On or before January 14, 2005, the Company must file the delinquent 10-K and 10-Q. Furthermore, on or before February 15, 2005, the Company must (a) file its Form 10-Q for the quarter ending on or about December 31, 2004; (b) solicit proxies and hold a shareholders’ meetings for fiscal years 2003 and 2004, and to approve the reverse stock split; and (c) evidence a closing bid price of at least $1.00 per share, and, immediately thereafter, a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days. The Panel has reserved the ability to require that the Company maintain the minimum bid price for a period in excess of 10 days before determining that the Company has satisfied this condition.

All companies on the Nasdaq SmallCap Market operating under exceptions are identified by the appendage of a “C” to their trading symbol. Accordingly, as of open of business on December 27, 2004, the trading symbol for the Company is “VEXEC.” The “E” and “C” will be removed from the Company’s trading symbol upon the Panel’s determination that the Company has complied with the Nasdaq filing requirements and all terms of the exceptions described above.

On December 23, 2005 the Company filed its Form 10-K for the fiscal year ended July 3, 2004. The Company intends to file an amended Form 10-K relative only to the beneficial ownership tables in Item 12 of Part III.

In the event the Panel ultimately finds that the Company has met these conditions, the Company shall continue to be listed on the Nasdaq SmallCap Market. The Company is working diligently with its auditors to meet these conditions, but there can be no assurance it will do so. The Company may subsequently need to request additional time to solicit proxies and hold its shareholders’ meeting for good cause, such as, for example, SEC review.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release of Velocity Express Corporation, dated December 28, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2004

VELOCITY EXPRESS CORPORATION

By:	/s/ Wesley C. Fredenburg
Name:	Wesley C. Fredenburg
Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release of Velocity Express Corporation, dated December 28 2004.